Shelbourne Properties I, Inc.
                   c/o American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038

                                                                    Exhibit 99.2

March 18, 2004

Dear Stockholder of Shelbourne Properties I, Inc.:

      In accordance with the Plan of Liquidation previously approved by the Company's stockholders, the Company intends to enter into a liquidating trust agreement (the "Trust Agreement") on or about April 16, 2004, for the purpose of winding up the Company's affairs and liquidating its assets. It is currently anticipated that, on or about April 16, 2004, the Company will transfer its then remaining assets to the Trustee (as defined below) of the Shelbourne I Liquidating Trust (the "Liquidating Trust"). The Liquidating Trust will also assume the Company's then remaining liabilities. April 15, 2004 (the "Record Date") will be the last day of trading of the Company's common stock on the American Stock Exchange, and the Company's stock transfer books will be closed as of the close of business on such date. The transfer of assets by the Company, and the assumption of liabilities by the Liquidating Trust, will not cover the Company's interest in a group of properties net leased to an affiliate of Accor S.A. since the Company has no economic interest in these properties.

      Under the terms of the proposed Trust Agreement, on April 16, 2004, each stockholder of the Company on the Record Date (each, a "beneficiary") automatically will become the holder of one unit of beneficial interest ("Unit") in the Liquidating Trust for each share of the Company's common stock then held of record by such stockholder. In addition, the holder of Class B Units in the Company's operating partnership will receive 15% of the aggregate Units in the Liquidating Trust in lieu of such holder's current entitlement, pursuant to the Company's Plan of Liquidation, to 15% of all distributions made by the Company. After April 16, 2004, all outstanding shares of the Company's common stock will be deemed cancelled, and the rights of beneficiaries in their Units will not be represented by any form of certificate or other instrument. Stockholders of the Company on the Record Date will not be required to take any action to receive their Units. The Trustee will maintain a record of the name and address of each beneficiary and such beneficiary's aggregate Units in the Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, the Units will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any Units.

      It is currently contemplated that the initial trustee (the "Trustee") of the Liquidating Trust will be Arthur N. Queler. Successor trustees may be appointed to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement. It is expected that from time to time the Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust.

      For federal income tax purposes, on April 16, 2004, each stockholder of the Company on the Record Date will be deemed to have received a pro rata share of the assets of the Company to be transferred to the Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of the Company assumed by the Liquidating Trust. Accordingly, on April 16, 2004 each stockholder will recognize gain or loss in an amount equal to the difference between (x) the fair market value of such stockholder's pro rata share of the assets of the Company that are transferred to the Liquidating Trust, subject to such stockholder's pro rata share of the liabilities of the Company that are assumed by the Liquidating Trust, and (y) such stockholder's adjusted tax basis in the shares of the Company's common stock held by such stockholder on the Record Date.

      The Liquidating Trust is intended to qualify as a "liquidating trust" for federal income tax purposes. As such, the Liquidating Trust will be a complete pass-through entity for federal income tax purposes and, accordingly, will not itself be subject to federal income tax. Instead, each beneficiary will take into account in computing its taxable income, its pro rata share of each item of income, gain, loss and deduction of the Liquidating Trust, regardless of the amount or timing of distributions made by the Liquidating Trust to beneficiaries. Distributions, if any, by the Liquidating Trust to beneficiaries generally will not be taxable to such beneficiaries. The Trustee will furnish to beneficiaries of the Liquidating Trust a statement of their pro rata share of the assets transferred by the Company to the Liquidating Trust, less their pro rata share of the Company's liabilities assumed by the Liquidating Trust. On a yearly basis, the Trustee also will furnish to beneficiaries a statement of their pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on their tax returns.

      Stockholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.


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      There are a number of important factors that could cause actual events to differ materially from those indicated in this letter. If the board of directors of the Company should determine to extend the Record Date beyond April 15, 2004, the Company will issue a press release announcing such date. For additional information regarding the Company's Plan of Liquidation, please see the periodic reports and proxy statements that the Company has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. The SEC maintains a website at www.sec.gov, which contains copies of these reports and proxy statements. Also, see the attached "Questions and Answers about the Company's Liquidation." If you have any further questions with respect to the foregoing, please contact Beverly Bergman at (617) 570-4607.

                                                Sincerely,

                                                Michael L. Ashner
                                                President


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Questions and Answers about the Company's Liquidation

The following are some of the questions you may have as a stockholder of the Company, and answers to those questions, in connection with the liquidation and dissolution of the Company and the related transfer of its assets and liabilities to a liquidating trust.

Q:    What is the purpose of the Liquidating Trust?

A: The purpose of the Liquidating Trust is to wind up the Company's affairs and liquidate the Company's assets, including, but not limited to, the sale of its remaining assets, to make appropriate provision for the Company's remaining obligations and to make distributions to the Company's former stockholders of available liquidation proceeds.

Q: What will I receive in connection with the establishment of the Liquidating Trust?

A: Under the terms of the proposed liquidating trust agreement, on or about April 16, 2004, if you are a stockholder of record of the Company on April 16, 2004, you automatically will become the holder of one unit of beneficial interest ("Unit") in the Liquidating Trust for each share of the Company common stock then held of record by you. After such date, all outstanding shares of the Company's common stock automatically will be deemed cancelled. As long as you are a stockholder of record of the Company on April 15, 2004, you will not be required to take any action to receive your Units. You do not need to, and should not, send in your stock certificates.

Q:    What is the last date upon which I can buy or sell the Company's stock?

A: April 15, 2004. This will be the last day of trading of the Company's common stock on the American Stock Exchange, and the Company's stock transfer books will be closed as of the close of business on such date.

Q: Will I be able to transfer, sell or otherwise dispose of my interest in Units?

A: Generally, if you become a beneficiary of the Liquidating Trust, you will not be able to transfer your Units and you will not have authority or power to sell, assign, transfer, encumber or in any other manner dispose of your beneficial interest in Units. However, beneficial interests in Units will be assignable or transferable by will, intestate succession or operation of law, and the executor or administrator of the estate of a holder may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber Units held by the estate of such person if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of such person, upon written notice to, and written consent of, the Trustee.

Q:    When will I receive distributions from the Liquidating Trust?

A: It is expected that from time to time the Liquidating Trust will make cash distributions to beneficiaries, after providing for appropriate reserves for liabilities (including contingent liabilities) assumed by the Liquidating Trust. Because we cannot be certain about the precise net realizable value of our assets and the ultimate amount of our liabilities, we are not able to predict accurately the aggregate cash amounts which will ultimately be distributed to you or the timing of any such distributions.

      The amount and timing of remaining distributions will be determined by the Trustee of the Liquidating Trust based on funds available, net proceeds realized from the remaining assets, the timing of asset sales, whether the Trust's total assets exceed total liabilities at such time, whether the Trust has provided for the level of reserves deemed necessary or appropriate and other considerations.

Q: What are the federal income tax consequences to me of the establishment of the Liquidating Trust?

A: You will be deemed to have received a pro rata share of the assets transferred by the Company to the Liquidating Trust, subject to a pro rata share of the Company's liabilities assumed by the Liquidating Trust, and will be required to take into account a pro rata share of the Liquidating Trust's items of income, gain, loss, deduction or credit, regardless of the amount or timing of distributions made by the Liquidating Trust to you. Distributions, if any, in the Liquidating Trust to beneficiaries generally will not be taxable to such beneficiaries.


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      The Trustee will furnish to you a statement of your pro rata share of the assets transferred by the Company to the Liquidating Trust, less your pro rata share of the Company's liabilities assumed by the Liquidating Trust. On a yearly basis, the Trustee also will furnish to you a statement of your pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on your tax returns.

      You are urged to consult with your tax adviser as to the tax consequences to you of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.

Q:    Who will maintain records of how many Units I own and my address?

A: The Trustee of the Liquidating Trust will maintain a record of the name and address of each beneficiary and such beneficiary's aggregate Units in the Liquidating Trust.

Q:    Will I receive notice when I become a beneficial owner of Units?

A: Shortly after April 16, 2004, the Trustee of the Liquidating Trust will mail to each owner of a beneficial interest in Units a notice indicating how many Units such person beneficially owns and containing other relevant information, including information as to how you can contact the Trustee.

Q:    Who can help answer my additional questions?

A: For additional information regarding the Company's Plan of Liquidation, please see the periodic reports and proxy statements that the Company has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. The SEC maintains a website at www.sec.gov, which contains copies of these reports and proxy statements. If you have any further questions with respect to the foregoing, please contact Beverly Bergman at (617) 570-4607.


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